UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Pursuant to § 240.14a-12

COOPER TIRE & RUBBER COMPANY

(Name of Registrant as Specified in Its Charter)

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Subject: Announcement that Cooper Has Agreed to be Acquired by Apollo

To our suppliers:

Today Apollo Tyres and Cooper Tire & Rubber Company announced the execution of a definitive merger agreement under which a wholly-owned subsidiary of Apollo will acquire Cooper in a fully-financed, all-cash transaction valued at approximately $2.5 billion.

I wanted to reach out to you with this news and provide additional context. First and foremost, please keep in mind that this agreement must be approved by regulators and shareholders, steps that we expect will take place in the coming months. Until the agreement is approved, Cooper and Apollo remain separate companies and will operate as we do today, with no changes in how we work with you and your organization. It truly is business as usual, so please do not reach out to Apollo. Maintain your normal contact with Cooper.

Creating a Global Leader in Tire Manufacturing and Distribution

We are excited about combining two great companies to create what will be a global leader in tire manufacturing and distribution. Together, we will be bigger, stronger, and better positioned for long-term success in today’s increasingly competitive global industry. Importantly, our existing facilities will remain in operation and we’ll have continuity in our management team.

Combined, we will be the seventh-largest tire company in the world with total sales of approximately $6.6 billion. We will have a presence spanning four continents, with a significant foothold in the world’s three largest automotive regions – the U.S., Europe, and China – and will be a leading player in fast-growing emerging areas.

Importantly, Apollo and Cooper are complementary businesses with almost no geographic overlap. We strongly believe this combination will open doors for our suppliers, and provide more options to our customers.

Our extended global reach will create potential opportunities to cross-sell Apollo and Cooper products, providing our customers around the world increased access to the quality tires they have come to expect from each of our respective brands.

In addition, our product focus is complementary. Both Cooper and Apollo are primarily replacement tire companies with each also having key OE relationships. In terms of product segments, we mesh well. Apollo is strong in the commercial truck and passenger car segments while Cooper is strong in passenger car and light vehicles with an emerging position in the commercial truck tire business.

Each company places a great deal of importance on innovation and technology, continuing to make investments in technical and R&D centers with a focus on delivering breakthrough products. In fact, Apollo was named Tire Manufacturer of the Year at Tire Technology International 2013, and you are no doubt well aware of Cooper’s success at gaining major third-party endorsements for products such as the Zeon RS3-A and the Discoverer A/T3.

Finally, we share a commitment to quality and customer service, as well as to the core values of safety, environmental sustainability, the development of our people and giving back to our communities. We look forward to working together with Apollo to drive continued growth in the dynamic global tire industry and look forward to being a part of the Apollo family as well.

On behalf of Cooper, I want to thank you for being a supplier partner to our company. More information on this agreement will be forthcoming over time. Still, please do not hesitate to contact your Cooper Purchasing team member if you have specific questions. Please understand that this is a very new agreement and our team may not have all the answers, but we want to keep the lines of communication open and hear what’s on your mind so that we can address your questions at the appropriate time.

For additional background, please feel free to visit an informational website we’ve established at www.coopertireinfo.com.

Regards,

Mary Pauken

Vice President—Purchasing

ADDITIONAL INFORMATION

In connection with the proposed transaction, Cooper will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND COOPER. You will be able to obtain the proxy statement, as well as other filings containing information about Cooper, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Cooper with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, c/o Jerry Long (investorrelations@coopertire.com).

Participants in the Solicitation

Cooper and its directors and officers may be deemed to be participants in the solicitation of proxies from Cooper’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about Cooper’s directors and officers and their ownership of Cooper’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for Cooper’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of Cooper and its directors and executive officers in the proposed transaction, which may be different than those of Cooper’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

FORWARD-LOOKING STATEMENTS

This contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s and Apollo’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this release are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s or Apollo’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure by Cooper to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s or Apollo’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against Cooper or Apollo, including products liability claims, which could result in material damages against Cooper or Apollo; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s or Apollo’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at Cooper or Apollo or at one or more of their large customers or suppliers; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s or Apollo’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in Cooper’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect Cooper’s or Apollo’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Cooper by Apollo, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.